UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                        October 1, 2013

     COMMODITY ADVISORS FUND L.P.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-54753 (Commission File Number)	20-4267496 (IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue - 14th Floor
New York, New York 10036
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                         (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Effective October 1, 2013, Commodity Advisors Fund L.P. (the “Registrant”) entered into an amendment (the “Amendment to the Management Agreement”), to the management agreement, dated April 26, 2011 (together with the Amendment to the Management Agreement, the “Management Agreement”), by and among the Registrant, Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”) and Krom River Investment Management (Cayman) Limited, an exempted company incorporated in the Cayman Islands with limited liability (“Krom Cayman”) and Krom River Trading AG, a company incorporated in Switzerland (“Krom Switzerland” and, together with Krom Cayman and each separately, “Krom River” or the “Advisor”), pursuant to which the Advisor shall manage the portion of the Registrant’s assets allocated to it.

Pursuant to the Amendment to the Management Agreement, the professional management services fee is 1/12 of 1% (1% per year).  In all other respects the Management Agreement remains unchanged and of full force and effect.

The Management Agreement expires on June 30th of each year, beginning in 2014, and may be renewed by the general partner, in its sole discretion, for additional one-year periods upon notice to the Advisor not less than 30 days prior to the expiration of the previous period.

The Amendment to the Management Agreement is filed herewith as Exhibit 10.1.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

The following exhibit is filed herewith.

Exhibit No.	Description
10.1	Amendment to the Management Agreement dated October 1, 2013, by and among the Registrant, the General Partner and Krom River.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMODITY ADVISORS FUND L.P.

By: Ceres Managed Futures LLC, General Partner

By	/s/ Alper Daglioglu
Alper Daglioglu
President and Director

Date:  October 7, 2013